Exhibit 10.19

November 26, 2020
iGlobe Platinum Fund II Pte. Ltd.
[***]

iGlobe Platinum Fund III Limited
[***]

iGlobe Treasury Management Pte. Ltd.
[***]

Re: Letter Agreement re: 2020 Class A Common Stock Purchase
Ladies and Gentlemen:
This Letter Agreement (this “Agreement”) is made by and among NerdWallet, Inc., a Delaware corporation (the “Company”) on the one hand, and iGlobe Platinum Fund II Pte. Ltd., iGlobe Platinum Fund III Limited, and iGlobe Treasury Management Pte. Ltd., (each a “Buyer” and collectively the “Buyers”) on the other hand, in connection with the Buyers’ purchase of 1,471,428 shares of the Company’s Class A Common Stock (the “Shares”) pursuant to that certain Class A Common Stock Purchase Agreement between the Buyer and the Company, among others, dated as of November 17, 2020 (the “Purchase Agreement”), according to the following allocation:

Entity	Amount Paid	Shares of Class A Common Stock
iGlobe Platinum Fund II Pte. Ltd.	$2,500,001	357,143
iGlobe Platinum Fund III Limited	$5,000,002	714,286
iGlobe Treasury Management Pte. Ltd.	$2,799,993	399,999

The Company and each Buyer agree as follows.
1.    Piggy-back Registration Rights. For so long as Buyer holds any Shares, such Buyer shall be afforded the rights, and subject to the terms, conditions and limitations, set forth in Section 2.2 of the Investors’ Rights Agreement between the Company and certain of its stockholders dated as of January 30, 2015, as the same may be amended from time to time (the “Rights Agreement”), such that Buyer shall be provided with notice and an opportunity to participate in a Company registration (including, for this purpose, a registration effected by the Company for stockholders other than the Holders (as defined therein)), subject to the terms, conditions and limitations set forth in the Rights Agreement, and Buyer shall be considered an “Investor” and a “Holder”, and such Buyer’s Shares (and any other shares of capital stock of the Company held by the Buyer) shall be considered “Registrable Securities” (as defined in the Rights Agreement) for purposes of Section 2.2 of the Rights Agreement (and any other sections related thereto).
2.    Miscellaneous.
(a)    Authority. Each of the Company and each Buyer hereby represent that it has full power and authority to enter into this Agreement and that this Agreement, when executed and delivered by such party, will constitute valid and legally binding obligation of such party, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies. The execution and delivery of this Agreement by the Company and each Buyer and the performance of the obligations of such party herein does not and will not conflict with or constitute a default under any provision of any agreement or instrument to which such party is bound, any law or regulation to which such party is subject, the organizational documents of such party, or any lien, order, judgment, decree or regulation or any other restriction of any kind by which such party is bound.
(b)    Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties, provided that the Buyers’ rights hereunder are not transferable without the prior written consent of the Company, other than to Affiliates (as defined in the Rights Agreement) of the Buyer to whom Shares are transferred. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
(c)    Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.
(d)    Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.
(e)    Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

(f)    Amendment. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and each Buyer.
(g)    No Waiver. The failure or delay by a party to enforce any provision of this Agreement will not in any way be construed as a waiver of any such provision or prevent that party from thereafter enforcing any other provision of this Agreement. The rights granted the parties hereunder are cumulative and will not constitute a waiver of a party’s right to assert any other legal remedy available to it.
(h)    Conflict. Notwithstanding anything to the contrary in any other agreement between the Company, on the one hand, and the Buyers, on the other hand, in the event of any conflict between the terms of this Agreement and any other agreement to which any Buyer is a party, the terms of this Agreement shall control.
(i)    Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.
(j)    Counterparts. This Agreement may be executed and delivered by facsimile or electronic signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
(k)    Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the addresses set forth on the signature pages attached hereto (or at such other addresses as shall be specified by notice given in accordance with this section).
(Signature Pages Follow)

Please indicate your agreement to the terms of this Agreement by executing the acknowledgement and agreement below.

Very truly yours,

NERDWALLET, INC.

By:	/s/ Tim Chen

Name:	Tim Chen

Title:	Chief Executive Officer

Acknowledged and Agreed, as of the date first written above:

IGLOBE PLATINUM FUND II PTE. LTD.

By:	/s/ Quek Soo Boon

Name:	Quek Soo Boon

Title:	Managing Partner

Acknowledged and Agreed, as of the date first written above:

IGLOBE PLATINUM FUND III LIMITED

By:	/s/ Chong Yoke Sin

Name:	Chong Yoke Sin

Title:	Managing partner

Acknowledged and Agreed, as of the date first written above:

IGLOBE TREASURY MANAGEMENT PTE. LTD.

By:	/s/ Quek Soo Boon

Name:	Quek Soo Boon

Title:	Managing Partner
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